EXHIBIT 21.1

LIST OF SUBSIDIARIES

Name Prime Capital Services, Inc. Prime Financial Services, Inc. Asset & Financial Planning, Ltd. GC Capital Corp	State of Incorporation New York Delaware New York Delaware